Exhibit 99.1

Press Release #201110	FOR IMMEDIATE RELEASE	April 12, 2011

Enertopia Acquires Copper Silver Project

Vancouver, BC—Enertopia Corporation (ENRT-OTCBB) (TOP-CNSX) (the "Company" or "Enertopia") is pleased to announce that further to its press release dated February 2, 2011, it has entered into a definitive mineral property option agreement dated April 11, 2011 (the “Agreement”) with Wildhorse Copper Inc. and its wholly owned subsidiary Wildhorse Copper (AZ) Inc. (collectively, the “Optionors”) respecting an option to earn a 100% interest, subject to a 1% NSR capped to a maximum of $2,000,000 on one claim, in a property known as the Copper Hills property. The Copper Hills property is comprised of 56 located mining claims covering a total of 1,150 acres located in New Mexico, USA. The Optionors hold the Copper Hills property directly and indirectly through property purchase agreements between the Optionors and third parties (collectively, the “Indirect Agreements”). Pursuant to the Agreement the Optionors have assigned the Indirect Agreements to Enertopia.

In order to earn the interest in the Copper Hills property, Enertopia is required to make aggregate cash payments of $591,650 over an eight year period and issue an aggregate of 1,000,000 shares of its common stock over a three year period. On April 11, 2011, Enertopia made aggregate cash payments of $54,150 and issued 500,000 shares to the Optionors. The securities issued in the acquisition are subject to a hold period in Canada expiring on August 12, 2011. These securities are also restricted for United States securities laws purposes and are subject to the applicable hold periods.

Enertopia is currently completing a National Instrument 43-101 Technical Report and plans to release such report upon receipt. “We believe Copper Hills offers an exciting near surface copper silver oxide target with the potential for deeper sulphide targets,” said Robert McAllister, President.

About Enertopia

Enertopia’s (www.enertopia.com) shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

Media Contact:

Pat Beechinor, Media Relations, Enertopia Corporation(
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that previous exploration work at the Copper Hills property is in any way indicative of potential future exploration results.